Exhibit 10.4

SECURITY AGREEMENT
(General)

BY

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.

IN FAVOR OF

TEXAS CAPITAL BANK, N.A.

JUNE 30, 2010

i

ARTICLE VI MISCELLANEOUS	11
6.1 Preservation of Liability	11
6.2 Notices	11
6.3 Construction	11
6.4 Amendment and Waiver	11
6.5 Invalidity	11
6.6 Survival of Agreements	11
6.7 Successors and Assigns	11
6.8 Titles of Articles, Sections and Subsections	11
6.9 Counterparts	12

ii

SECURITY AGREEMENT
(General)

This SECURITY AGREEMENT is made and entered into as of June 30, 2010, by Reef Oil & Gas Income and Development Fund III, L.P., a Texas limited partnership (“Debtor”), with its address at 1901 N. Central Expressway, Suite 300, Dallas, Texas  75080, in favor of Texas Capital Bank, N.A., a national banking association (“Secured Party”), with its address at 2000 McKinney Avenue, Suite 700, Dallas, Texas  75201.  Certain terms used herein are defined in Article I hereof

W I T N E S S E T H:

WHEREAS, Debtor and Secured Party are parties to the Credit Agreement; and

WHEREAS, to secure the Obligations, Debtor has agreed to grant to Secured Party a security interest in, all right, title and interest of Debtor in the property hereinafter described;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Debtor hereby agrees with and covenants and represents to Secured Party as follows:

ARTICLE I

GENERAL TERMS

1.1   Terms Defined Above.  As used in this Security Agreement, each of the terms “Debtor” and “Secured Party” shall have the meaning assigned to such term above.

1.2   Definitions Contained in Credit Agreement.  Each term which is defined in the Credit Agreement shall have the same meaning herein as therein defined unless otherwise defined herein or the context hereof otherwise requires.

1.3   Terms Defined in Code.  All terms used herein which are defined in the Code shall have the same meaning herein, unless the context otherwise requires.  Without limiting the generality of the foregoing sentence, the following terms shall have the respective meanings given each such term in the Code and when used herein, each such term shall include such item whether now existing or hereafter arising or acquired:  accession, account, as-extracted collateral, chattel paper, consumer goods, deposit account, document, equipment, farm products, fixtures, general intangible, goods, instrument, inventory, investment property, letter of credit rights, money, payment intangible, proceeds, record, securities account, software, standing timber and supporting obligation.

1.4   Certain Definitions.  As used in this Security Agreement, each of the following terms shall have the meaning set forth for such term below, unless the context otherwise requires:

“Borrower” means Debtor.

“Credit Agreement” shall mean that certain Credit Agreement dated June 30, 2010, as amended from time to time, by and among Borrower and the Secured Party, as the same may be subsequently amended or restated from time to time.

“Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the State of Texas from time to time.

“Collateral” shall mean the property and rights, including, without limitation, cash or other proceeds, in which Secured Party shall have a security interest pursuant to Section 2.1 of this Security Agreement.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Default” shall mean the occurrence of any of the events specified in Section 5.2 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

“Event of Default” shall mean the occurrence of any of the events specified in Section 5.2 hereof, provided that any requirement for notice or lapse of time or other condition precedent has been satisfied.

“Notes” shall mean, whether one or more, the promissory note or notes issued by the Debtor under the Credit Agreement.

“Obligations” has the meaning given such term in the Credit Agreement.

“Personal Property Collateral” means all of the Debtor’s accounts, goods, documents, equipment, general intangibles, Hedging Agreements, inventory, investment property, letter of credit rights, money, payment intangibles, Receivables and Receivable Records, insurance, software, supporting obligations, Collateral Records, Collateral Support, and all deposit accounts at Secured Party; together with proceeds of any and all of the foregoing.

“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including without limitation all such rights constituting or evidenced by any account, chattel paper, instrument, general intangible or investment property, together with all of Debtor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and supporting obligations related thereto and all Receivables Records.

“Receivables Records” means (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Debtor or any computer bureau or agent from time to time acting for the Debtor or otherwise; (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, and certificates, acknowledgements, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligation” has the meaning assigned to such term in Section 2.2 hereof.

“Security Agreement” or “Agreement” shall mean this Security Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified.

1.5   References.  References in this Security Agreement to Exhibits, Schedules, Annexes, Appendixes, Attachments, Articles, Sections, Recitals or clauses shall be to exhibits, schedules, annexes, appendixes, attachments, articles, sections, recitals or clauses of this Security Agreement, unless expressly stated to the contrary.  References in this Security Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Security Agreement in its entirety and not only to the particular Exhibit, Schedule, Annex, Appendix, Attachment, Article, or Section in which such reference appears.  References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof.  This Security Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.  The phrases “this Section” and “this clause” and similar phrases refer only to the sections or clauses hereof in which such phrases occur.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.  Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) shall mean “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.  The Exhibits, Schedules, Annexes, Appendixes and Attachments attached to this Security Agreement and items referenced as being attached to this Security Agreement are incorporated herein and shall be considered a part of this Security Agreement for all purposes.

ARTICLE II

SECURITY INTEREST

2.1   Grant of Security Interest.  Debtor hereby grants to Secured Party a security interest in, and a right of set-off against, the following described property and rights, whether now owned or existing or hereafter acquired (collectively, the “Collateral”):

(a)   all of Debtor’s rights in, to and under the Personal Property Collateral; and

(b)   the proceeds, products, additions to, substitutions for and accessions of and to any of the foregoing.

2.2   Obligations Secured.  The security interest in, and right of set-off against, the Collateral is granted to secure the Obligations (the “Secured Obligations”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation of the Secured Obligations) that:

3.1   Ownership and Liens.  Except for the security interest of Secured Party granted in this Security Agreement, Debtor owns good and indefeasible title to the Collateral, free and clear of any other liens, adverse claims or options other than Permitted Liens.  Debtor has full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any other liens, adverse claims and options.  No other lien, adverse claim or option has been created by Debtor or is known by Debtor to exist with respect to any Collateral; and to the best of Debtor’s information and belief, no financing statement or other security instrument is on file in any jurisdiction covering such Collateral, other than those in favor of Secured Party.

3.2   Location.  Debtor’s chief executive office is located at the address set forth in the opening paragraph of this Security Agreement.  The office where Debtor keeps its records concerning the Collateral has the same address as Debtor’s chief place of business.  Debtor’s jurisdiction of organization is as set forth in the opening paragraph of this Security Agreement.

3.3   Secured Party’s Security Interest.  This Security Agreement creates a valid and binding security interest in the Collateral securing the Secured Obligations.  All filings (which filings are described in Section 4.9 of this Security Agreement) and other actions necessary or desirable to perfect or protect such security interest have been duly or will be promptly taken.  No further or subsequent filing, recording, registration or other public notice of such security interest is necessary in any office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements or for filings upon the occurrence of any of the events stated in Section 4.9 of this Security Agreement.  Such perfected security interest in the Collateral constitutes a security interest under the Code senior to all other security interests.

3.4   Legal Name; State of Organization.  The full legal name of the Debtor is as set forth on the signature page hereto, and since the Debtor’s formation the Debtor has not done, and does not do, business under any other name (including any trade name or fictitious name).  The Borrower is organized, and has at all times been organized, under the laws of the state of Texas.

ARTICLE IV

COVENANTS AND AGREEMENTS

A deviation from the provisions of this Article IV shall not constitute a Default under this Security Agreement if such deviation is consented to in writing by Secured Party.  Without the prior written consent of Secured Party, Debtor will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any Secured Obligations are outstanding.

4.1   Prohibited Liens and Filings.  Debtor will not pledge, mortgage, grant a security interest in, otherwise encumber, create or suffer a lien to exist on any of the Collateral (other than in favor of Secured Party or as otherwise permitted under the Credit Agreement) or sell, assign or otherwise transfer any of the Collateral to or in favor of any Person other than Secured Party.  Debtor will not file or permit to be filed or recorded any financing statement or other security instrument with respect to the Collateral other than in favor of Secured Party or as otherwise permitted under the Credit Agreement.

4.2   Taxes, Charges, Liens and Assessments.  Debtor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral and, upon the failure of Debtor to do so, Secured Party at its option may pay any of them and shall be entitled to reimbursement from the Debtor therefor.

4.3   Inspection of Collateral.  Secured Party may from to time, upon request, inspect Debtor’s records concerning the Collateral.

4.4   Further Assurances.  Debtor will from time to time sign, execute, deliver and file, alone or with Secured Party, any financing statements, security agreements or other documents; procure any instruments or documents as may be requested by Secured Party; and take all further action that may be necessary or desirable, or that Secured Party may request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby.

4.5   Delivery of Information.  Debtor will transmit to Secured Party promptly, and in any event within seven (7) days of the receipt or identification thereof, all information that Debtor may have or receive with respect to the Collateral which might in any way affect Secured Party’s rights or remedies with respect thereto.

4.6   Compromise of Collateral.  Debtor will not adjust, settle or compromise any of the Collateral without the prior written consent of the Secured Party.

4.7   Expenses.  Debtor agrees to pay to Secured Party at Secured Party’s business address, all advances, charges, costs and expenses (including attorneys’ fees and legal expenses) incurred by Secured Party in connection with perfecting and preserving the security interest created under this Security Agreement, protecting Secured Party against the claims or interests of any Person against the Collateral, and exercising any right, power, or remedy conferred by this Security Agreement or by law or in equity (including, but not limited to, amounts incurred in connection with the foreclosure of any or all of the Collateral).  The amount of all such advances, charges, costs and expenses shall be due and payable by Debtor to Secured Party upon demand.

4.8   Financing Statement Filings; Notifications.  Debtor recognizes that financing statements pertaining to the Collateral will be filed with the office of the Secretary of State of the state of Debtor’s organization and any other location Secured Party deems necessary or advisable in its sole discretion, and Debtor hereby authorizes the filing of such financing statements and any amendments, corrections or continuations thereto as Secured Party may deem appropriate.  Debtor will immediately notify Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Collateral.  Without limiting the generality of the foregoing, Debtor will (a) immediately notify Secured Party of any change (i) in the location of Debtor’s chief executive office or chief place of business; (ii) in the location of the office where Debtor keeps its records concerning the Collateral, or (iii) in the state of organization of Debtor; and (b) immediately notify Secured Party of any change in Debtor’s name, identity or corporate structure.  In any notice furnished pursuant to this paragraph, Debtor will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of the Secured Party’s security interest in the Collateral.  The Secured Party shall be entitled at any time to file a photographic or other reproduction of this Security Agreement as a financing statement or to complete and file a financing statement covering the Collateral.

4.9   Proceeds.  Debtor, following any request from Secured Party, will deliver to Secured Party, promptly upon receipt, all proceeds received by Debtor from the sale or disposition of the Collateral in the exact form in which they are received.  To evidence Secured Party’s rights in this regard, Debtor will assign or endorse proceeds to Secured Party as Secured Party requests.  Secured Party may, from time to time, in its discretion, hold non-cash proceeds as part of the Collateral.  Following a request by the Secured Party, Debtor will notify obligors on all of the Collateral to make payments directly to Secured Party, and Secured Party may endorse as Debtor’s agent any checks, instruments, chattel paper or other documents connected with the Collateral, take control of proceeds of the Collateral, hold non-cash proceeds as part of the Collateral, and take any other action necessary to obtain, preserve and enforce the security interests granted hereunder and maintain and preserve the Collateral.

ARTICLE V

RIGHTS, REMEDIES AND WARRANTIES

5.1   With Respect to Collateral.  Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from Debtor) and the right is expressly granted to Secured Party, and Debtor hereby constitutes, appoints and makes Secured Party, as Debtor’s true and lawful attorney-in-fact and agent for Debtor and in Debtor’s name, place and stead with full power of substitution, in Secured Party’s name or Debtor’s name or otherwise, for Secured Party’s sole use and benefit, but at Debtor’s cost and expense, to exercise, without notice, all or any of the following powers at any time with respect to all or any of the Collateral (regardless of whether any Default has occurred or not):

(a)   notify the obligors on the accounts, general intangibles and payment intangibles that are a part of the Collateral to make and deliver payment to Secured Party;

(b)   to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds;

(c)   to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

(d)   to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(e)   to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectively as if Secured Party were the absolute owner thereof; and

(f)   to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto;

provided, however, Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

5.2   Default Events.  Any of the following events shall be considered an “Event of Default” under this Security Agreement:

(a)   the failure of the Debtor to pay the principal and interest of the Notes when due and payable.

(b)   any Event of Default under the Credit Agreement.

5.3   Default Remedies.  Upon the happening and during the continuance of any Event of Default specified in Section 5.2 hereof, Secured Party may then, or at any time thereafter and from time to time, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers’ board or securities exchange, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of Debtor or right of redemption.  No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Secured Obligations.  All demands, notices and advertisements, and the presentment of property at sale are hereby waived.  If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Debtor hereby agrees five (5) business days’  prior written notice shall constitute reasonable notice.  Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party, which is reasonably convenient to Secured Party and Debtor.  Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.  Notwithstanding any provision or requirement herein to the contrary, compliance by the Secured Party with the minimum requirements of the Code in the exercise of the remedies under the Code afforded a secured party after default, shall be deemed compliance with the terms of this Security Agreement, and the Debtor and Secured Party agree that the parties intend that the Secured Party have, and is hereby granted, each of the remedies conferred by the Code on a secured party after default to the same extent as if set forth herein.

5.4   Right of Set-Off.  Upon the happening and during the continuance of any Event of Default specified in Section 5.2 hereof, Secured Party is hereby authorized to then, or at any time thereafter and from time to time, without notice to Debtor (any such notice being expressly waived by Debtor), apply and set-off (i) any and all funds of Debtor at any time held by Secured Party; (ii) any and all other claims of Debtor against Secured Party, now or hereafter existing, (iii) any and all other indebtedness or other obligations at any time owing by Secured Party to or for the account of Debtor; (iv) any and all money, instruments, securities, documents, chattel paper, credits, claims, demands and other property, rights or interests of Debtor which at any time shall come into the possession or custody or under the control of Secured Party, for any purpose; and (v) the proceeds of any of the foregoing property against the Secured Obligations as if the same were included in the Collateral, and Debtor hereby grants to Secured Party a security interest in, a general lien upon, and a right of set-off against the foregoing described property as security for the Secured Obligations.  Secured Party shall have the right to so set-off and apply such property against the Secured Obligations regardless of whether or not Secured Party shall have made any demand for payment of the Secured Obligations or shall have given any other notice.  Secured Party agrees to promptly notify Debtor after any such set-off and application, provided, however, the failure of Secured Party to give any such notice shall not affect the validity of such set-off and application.  The rights of Secured Party under this Section 5.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Secured Party may have.

5.5   Proceeds.  After the happening of any Event of Default specified in Section 5.2 hereof, the proceeds of any sale or other disposition of the Collateral, and all sums received or collected by Secured Party from or on account of the Collateral, shall be applied by Secured Party in the manner set forth in the Code.

5.6   Secured Party’s Duties.  The powers conferred upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers.  Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against prior parties.  Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto.  Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable.  Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

5.7   Secured Party’s Actions.  Debtor waives any right to require Secured Party to proceed against any Person, exhaust any Collateral or pursue any other remedy in Secured Party’s power, and waives any and all notice of acceptance of this Security Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations from time to time.  All dealings between Debtor and Secured Party, whether or not resulting in the creation of the Secured Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement.  Until all the Secured Obligations shall have been paid or performed in full, Debtor shall have no right to subrogation, and Debtor waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take and hold any other property as collateral, other than the Collateral, as security for any or all of the Secured Obligations, and exchange, enforce, waive and release any or all of the Collateral or such other property; and (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party in its discretion may determine.

5.8   Transfer of Obligations and Collateral.  Secured Party may transfer any or all of the Secured Obligations, and upon any such transfer Secured Party may transfer any or all of the Collateral or its security interest therein, and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral or the security interest in Collateral so transferred; but with respect to any Collateral not so transferred Secured Party shall retain all rights, powers and remedies hereby given.  Secured Party may at any time deliver any or all of the Collateral to Debtor whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

5.9   Cumulative Security.  The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Secured Obligations.  No security taken hereafter as security for the Secured Obligations shall impair in any manner or affect this Security Agreement.  All such present and future additional security is to be considered as cumulative security.

5.10     Continuing Agreement.  This is a continuing Security Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Secured Obligations are paid or performed in full as the same become due and Secured Party, upon request of Debtor, has executed a written termination statement, reassigned to Debtor, without recourse, the Collateral and all rights conveyed hereby and returned possession of the Collateral to Debtor.

5.11     Cumulative Rights.  The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party.  Furthermore, regardless of whether or not the Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code.  Secured Party may exercise its right of set-off with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

5.12     Exercise of Rights.  Time shall be of the essence for the performance of any act under this Security Agreement or the Secured Obligations by Debtor, but neither Secured Party’s acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

5.13     Remedy and Waiver.  Secured Party may remedy any Default and may waive any Default without waiving the Default remedied or waiving any prior or subsequent Default.

5.14     Non-Judicial Remedies.  Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and Debtor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.  In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity, and are the result of bargain at arm’s length.  Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party’s option.

ARTICLE VI

MISCELLANEOUS

6.1   Preservation of Liability.  Neither this Security Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any person or entity liable on the Secured Obligations from liability on the Secured Obligations or for any deficiency thereon.

6.2   Notices.  Any notice or demand under this Security Agreement or in connection with this Security Agreement may be given as provided in the Credit Agreement, but actual notice, however given or received, shall always be effective.

6.3   Governing Law.  This Security Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in statute, law, contract, tort or equity) shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles.

6.4   Amendment and Waiver.  This Security Agreement may not be amended (nor may any of its terms be waived) without the written consent of the Debtor and the Secured Party or as may be provided in the Credit Agreement.  Delivery of an executed counterpart of such written instrument (or the signature page thereto) by telecopy, e-mail, facsimile or other electronic means shall be effective delivery of a manually executed counterpart of such written instrument.

6.5   Invalidity.  If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

6.6   Survival of Agreements.  All covenants and agreements of Debtor herein not fully performed before the date of this Security Agreement shall survive such date.

6.7   Successors and Assigns.  All representations and warranties of Debtor herein, and the covenants and agreements herein contained by or on behalf of Debtor shall bind Debtor, and Debtor’s legal representatives, successors and assigns and shall inure to the benefit of Secured Party, its successors and assigns.  Secured Party may assign this Security Agreement and any and all of its rights or obligations hereunder without need of consent from Debtor.  Debtor may not assign its obligations under this Security Agreement.

6.8   Titles of Articles, Sections and Subsections.  All titles or headings to articles, sections, subsections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

6.9   Counterparts.  This Security Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Security Agreement.

IN WITNESS HEREOF, the Debtor and Secured Party have caused this instrument to be duly executed as of the date first above written.

DEBTOR:

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.
By: Reef Oil & Gas Partners, L.P., as General Partner
By: Reef Oil & Gas Partners, GP, LLC, as General Partner
By: /s/
Michael J. Mauceli, Manager

SECURED PARTY:

TEXAS CAPITAL BANK, N.A.

By:
Brian J. Petet, Senior Vice President